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                                                                   EXHIBIT 23.10



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 14, 1997 and March 9, 1995 covering Eller Media Corporation and Eller Investment Company, Inc., respectively, included in Clear Channel
Communications, Inc.'s Current Report on Form 8-K, filed April 17, 1997 and to all references to our firm.



                                             /s/ ARTHUR ANDERSEN LLP
                                             -----------------------------
                                             ARTHUR ANDERSEN LLP

Phoenix, Arizona
February 23, 1999